                                 [EXHIBIT 10.19]

                         ACE DEALER FRANCHISE AGREEMENT

This Franchise Agreement made and entered into by and between ACE HARDWARE CORPORATION, a Delaware corporation, having its general offices at 2200 Kensington Court, Oak Brook, Illinois 60521, hereinafter referred to as the "Company" and Utah Service, Inc., an independent merchant operating a retail business at 35 East 400 South, Springville, Utah 84663, hereinafter referred to as the "Dealer";

                                   WITNESSETH:

In consideration of the premises and the mutual covenants herein contained, the Company and the Dealer hereby agree as follows:

                                    ARTICLE I

                      DUTIES AND OBLIGATIONS OF THE COMPANY

The Company agrees to:

1. permit, authorize and allow the Dealer to use the name "ACE Hardware" in connection with the business operated by the Dealer at the above location, and to use the ACE Hardware trademark and other trademarks and service marks belonging to or registered by the Company and to prominently display the ACE Hardware group identification sign and emblem in connection with said business;

2. sell to the Dealer for resale by the Dealer at the business operated by the Dealer at the above location such merchandise as the Company regularly carries for sale, including all items carried under the ACE Brand Name;

3. prepare and make available to the Dealer at the lowest possible cost for use in connection with the business operated by the Dealer at the above location advertising circulars, newspaper mats, ACE identification signs and other promotional materials, provided that the Dealer, at the Dealer's option, agrees to purchase or subscribe for said materials and to pay a reasonable charge therefore;

4. hold ACE Hardware Corporation Conventions and Meetings from time to time and to display at such Conventions and Meetings merchandise offered for sale by the Company;

5. provide the Dealer with Bulletins for special purchases from time to time and prepare and make available to the Dealer at a reasonable charge either catalogue checklist service or microfiche film service in order that the Dealer may have available at all time updated information to enable the Dealer to order a wide range of merchandise for the conduct of his business (it being understood that all such checklists and microfiche films are the property of the Company and that they can be removed from the Dealer's place of business immediately upon termination of this Agreement);

6. distribute to the Dealer as patronage dividends within 8 -1/2 months following the close of each year, in accordance with the applicable provisions of Article XXIV of the Company's By-laws and the then effective patronage dividend distribution plan of the Company, the proportionate share allocable to the Dealer's place of business described above of the net savings and earnings effected by or resulting from operations carried on by the Company in connection with each category of sales of merchandise made by it to all Dealers to whom the Company is obligated to pay patronage dividends.

                                   ARTICLE II
                      DUTIES AND OBLIGATIONS OF THE DEALER

The Dealer agrees to:

1. subscribe and pay for the appropriate number of shares of capital stock of the Company in accordance with the accompanying Subscription for Capital Stock Agreement which shall be deemed to be a part of this Agreement; (except that where any such capital stock has been transferred, with the Company's consent, to the Dealer by a former Dealer, the Dealer shall assume all obligations under the Subscription for Capital Stock Agreement executed or assumed by such former Dealer for which the former Dealer was liable at the time of such transfer of said capital stock to the Dealer);

2. give first and careful consideration to all merchandise lines and items offered for sale by the Company and to purchase an adequate volume of merchandise (including items carried under the ACE private label) from the Company's distribution centers, from its special Bulletin Program and from its Supplier-Direct Shipment Program in order to maintain the quality image of the ACE franchise and to ensure that the Dealer's allocation under the Company's Patronage Dividend Program will not inequitably favor the Dealer in relation to the Company's costs of serving the Dealer;

3. make payment of all amounts shown as currently due on all billing statements rendered by the Company to the Dealer for purchases of merchandise, supplies and services from the Company with sufficient promptness for the checks of the Dealer in payment of such amounts to be received by the Company no later than the tenth day following the date of the statement and to pay a service charge equal to 1% per bi-weekly billing statement period on any past due balance (it being understood that any invoices for purchases of merchandise on which extended terms have been granted shall automatically become due when other items billed are not paid by the due date and it being further understood that the percentage for determining the service charge on past due balances may be changed from time to time by the Company);

4. return no merchandise purchased by the Dealer from the Company without the written consent of the Company first being obtained;

5. pay to the Company a handling charge in the amount of Three Hundred Dollars ($300.00) upon acceptance by the Company of the retail business operated by the Dealer at the location described in this Agreement as an authorized ACE retail outlet in order to partially defray the costs incurred by the Company in processing this Agreement and the accompanying Subscription for Capital Stock Agreement, or Agreement assuming the obligations of a former Dealer under a previously executed Subscription for Capital Stock Agreement;

6. pay such reasonable charge as the Company regularly assesses against all ACE dealers as a percent of their volume of purchases from the Company in order to fund the Company's national and regional advertising programs;

7. keep in strict confidence all ACE Checklists, Microfiche Films, Bulletins, Catalogs, Order Forms, equipment, correspondence, and other Company documents and information furnished to the Dealer by the Company in connection with the place of business covered by this Agreement and, upon termination of said Agreement, to immediately return to the Company or its agent all such Checklists, Microfiche Films, Bulletins, Catalogs, Order Forms, and equipment which had been provided by the Company, and to immediately remove all ACE Hardware signs and emblems from the place of business covered by this Agreement and to refrain from thereafter using the name "ACE" in any way in connection with such business (it being further understood that this also requires that the name "ACE" be eliminated if it has been used as a part of the Dealer's corporate name or trade name at such place of business);

8. at not time adopt or use, without the Company's prior written consent, any name, word or mark which is likely to be similar to or confusing with any trade name, trademark or service mark belonging to or registered by the Company (it being understood and agreed that all variations or adaptations of any trademarks or service marks owned or registered by the Company shall be the exclusive property of the Company and that the Company shall have the exclusive right to register the same and to license the use thereof);

9. assume liability for and indemnify the Company and hold it harmless from and against any and all claims which may be asserted against the Company and from any losses sustained by the Company (including attorneys' fees and expenses incurred by the Company in defending such claims or in attempting to avoid or mitigate such losses) in connection with or resulting from billings by suppliers of merchandise purchased by the Dealer, or at the request of the Dealer, from or through the Company in cases where such merchandise is not to be supplied from the Company's own inventories;

10. immediately inform the Company of any change in the form of ownership of the Dealer (such as a change from individual or partnership form to corporate form, or vice versa), or of the death of any partner having an interest in any partnership by which the Dealer is owned or of the death of any stockholder owning fifty percent (50%0 or more of the voting stock of the Dealer if the Dealer is incorporated;

11. commencing with the first bi-weekly billing period following the date which is one year after the date of the Company's acceptance of this Agreement, pay a special service charge of $15 for each such period during which the Dealer's purchases of merchandise (exclusive of carload lumber purchases) from the Company are less than $1,500, provided, however, that when the Dealer's qualifying purchases during any calendar year reach a total of $39,000 (or a pro-rata portion of $39,000 during the portion of a calendar year remaining after the date as of which the Dealer first becomes subject to the possible imposition of such charge), no further charges of such type will be assessed against the Dealer during the calendar year and the Dealer will be given credit on his next bi-weekly billing statement for any such charges theretofore added to his account during the year (it being understood that the amount of such special charge and the required minimum amounts of bi-weekly and calendar year purchases to avoid the charge are subject to being changed annually by the Board of Directors of the Company);

12. comply with all provisions of the Bylaws of the Company, as amended from time to time, which apply in any way to any of the relationships between the Dealer and the Company.

                                   ARTICLE III
                                  MISCELLANEOUS

1. It is understood and agreed that the signing of this Agreement by the Dealer constitutes an application only and that this Agreement shall have no force or effect unless and until the same has been duly accepted and countersigned by the Company at its principal offices in Oak Brook, Illinois, and that all orders for merchandise, supplies and services placed by the dealer pursuant to this Agreement are to be transmitted to the Company at its principal office in Illinois. Accordingly, all provisions hereof shall be interpreted and construed in accordance with the laws of Illinois, but if any provision hereof shall be held illegal or void it shall not affect the validity or the legality of the remaining portion of this Agreement.

2. Neither this Agreement nor any interest of the Dealer therein shall be assignable or subject to transfer, assignment or encumbrance by the Dealer at any time.

3. This Agreement may be terminated at any time by either of the parties hereto by giving of written notice of such intention to terminate to the other party not less than thirty (30) days in advance of the termination date set forth in the notice. The Company also reserves the right to terminate this Agreement upon three (3) days' advance notice to the Dealer in the event that any payment owing to the Company for merchandise or services supplied to the Dealer is not received by the Company within fifteen (15) days after the date on which such payment is due. Any notice of termination hereunder shall be effective if personally delivered by the terminating party to the other party or if mailed to the other party by registered or certified mail at the address of such party set forth herein or at such other address as such party shall have specified in writing. Such notice shall be deemed to have been given on the date of such personal delivery or on the date of such mailing, as the case may be.

4. It is understood and agreed that, whenever in the reasonable opinion of the Company it shall appear that the financial condition of the Dealer may be incapable of supporting the continued extension of normal credit to the Dealer by the Company, the Company shall have the right to limit the quantities of merchandise purchased by the Dealer from the Company (including the right to prohibit the Dealer from placing any orders with or through the Company which are not to be filled from the warehouse inventories of the Company).

5. The patronage dividends to be distributed to the Dealer pursuant to Paragraph 6 of Article I hereof shall be distributed each year to the Dealer in cash or money to the extent of not less than twenty percent (20%) thereof (30% thereof if the franchised location is in a foreign country or is located in Puerto Rico and is owned by a Dealer other than an individual who is a U.S. citizen) and the balance thereof shall be distributed in "written notices of allocation", as defined in Section 1388 of the U.S. Internal Revenue Code, as amended, in accordance with the Plan for the distribution of patronage dividends as adopted by the Board of Directors of the Company with respect to such distributions for the year involved. Among other things, such Plan may provide that the portion of the patronage dividends distributed in "written notices of allocation" may consist partly of patronage refund certificates having a fixed maturity date and partly of shares of Class "C" non-voting stock of the Company, or entirely of patronage refund certificates or entirely of shares of Class "C" non-voting stock, and such Plan may provide for greater percentages of the total annual patronage dividends distributable to dealers whose total patronage dividends for the year exceed certain amounts to be paid in cash than the percentages to be paid in cash to dealers whose total annual patronage dividends do not exceed such amounts. The Dealer hereby acknowledges that the Dealer is familiar with the terms of the Patronage Dividend Plan of the Company currently in effect as described in the accompanying Prospectus descriptive of the offering of the shares of stock of the Company subscribed for by the Dealer in the accompanying Subscription for Capital Stock Agreement or referred to in the Agreement of the Dealer assuming the obligations of a former Dealer under a previously executed Subscription for Capital Stock Agreement. Notwithstanding the terms of any provision of any such Plan, however, the portion of any patronage dividends which would otherwise be distributable to the Dealer in cash for the place of business described above will instead be applied against any indebtedness owing by the Dealer to the Company to the extent of such indebtedness upon termination of this Agreement at any time after May 19, 1980 unless at timely request for the payment of such amount in cash is submitted to the Company by the Dealer.

6. In the event that the Dealer desires to sell the retail business covered by this Agreement, the Dealer shall give the Company written notice of the proposed sale, together with the name and address of the proposed purchaser, at least thirty (30) days prior to the closing of such sale by registered or certified mail at the address of the Company set forth herein, or at such other address as shall have been specified in writing by the Company. However, no such purchaser shall be entitled to operate such business as a franchised ACE dealer unless such purchaser executes an appropriate Subscription for Capital Stock Agreement which is accepted by the Company or purchases from the selling Dealer (with the consent of the Company) the shares of capital stock of the Company owned by the selling Dealer with respect to such business, and also executes an ACE Dealer Franchise Agreement with respect to such business which is accepted and countersigned by the Company.

7. The closing down of the business covered by this Agreement shall automatically cause this Agreement to be terminated unless the business operated by the Dealer at the location covered by this Agreement is moved to another location to which the Company consents. This Agreement shall also automatically terminate if the Dealer, or the business operated by the Dealer at the location covered by this Agreement, becomes insolvent, makes an assignment for the benefit of creditors, or files a voluntary Petition in Bankruptcy, or if an involuntary Petition in Bankruptcy is filed against the Dealer or against said business.

8. Unless the Company shall expressly consent to the continuation of this Agreement after such time, this Agreement shall automatically be deemed to have terminated as of the time when any of the shares of capital stock of the Company purchased by the Dealer with respect to the Dealer's place of business described herein, or any shares of capital stock of the Company at any time hereafter distributed to the undersigned as a part of any patronage dividend distribution to which the undersigned shall be entitled with respect to such business, are transferred (with the consent of the Company) to another eligible holder of said shares or are purchased back from the Dealer by the Company.

9. If the business operated at the location covered by this Agreement is owned by an individual proprietor, this Agreement shall automatically terminate upon the death of such individual, or if the business operated at the location covered by this Agreement is owned by a partnership, this Agreement shall automatically terminate upon the death of a member of such partnership, provided, however, that, with the approval of the Company (which approval shall not be unreasonably withheld), such business may continue to be operated under this Agreement by the estate of such deceased individual proprietor or by the person or persons to whom ownership of said business is to be distributed by the estate of such deceased individual or by the person or partnership succeeding to the interest of such deceased member of a partnership owning such business.

IN WITNESS WHEREOF, the Dealer has caused this Agreement to be executed on this ____ day of _____________, 19____.



                               Signature(s) of Dealer:

                               Utah Service, Inc.
                               Fed. Emp. Ident. No. _____________________

                               (If the Dealer is a Corporation, the Corporate name should be written hereon followed by the signature and title of an appropriate officer. If the Dealer is a Partnership, the partnership name should be written hereon followed by the signature of all partners.)


ACCEPTED for ACE Hardware Corporation at Oak
Brook, Illinois this _____ day of
_______________ 19____.

By: _______________________________________